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                                                                   EXHIBIT 14(a)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
AIM International Funds, Inc.:

We consent to the use of our report for the International Equity Fund portfolio dated December 6, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP


Houston, Texas
May 8, 2001